      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1996

                                            REGISTRATION STATEMENT NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PAINE WEBBER GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                       13-2760086
        (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
         INCORPORATION OR ORGANIZATION)

                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                            PAINE WEBBER GROUP INC.

                             1994 STOCK AWARD PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------

                               THEODORE A. LEVINE
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2879
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM  PROPOSED MAXIMUM
TITLE OF SECURITIES                 AMOUNT TO BE   OFFERING PRICE      AGGREGATE        AMOUNT OF
TO BE REGISTERED                    REGISTERED(1)    PER SHARE(2)  OFFERING PRICE(2) REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------
Common Stock ($1 par value).........   7,500,000      $21.125         $158,437,500       $54,634
- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------

(1) The aggregate maximum number of shares of Common Stock which may be granted or awarded under the Plan during the following three calendar years (or any part of any such calendar year) during which the Plan is effective. Also being registered pursuant to Rule 416 are such additional indeterminate number of shares of Common Stock as may be required to cover possible antidilution adjustments under the Plan.

(2) The calculation is made solely for the purpose of determining the amount of the registration fee and is computed upon the basis of the average of the high and low prices reported in the consolidated reporting system as of June 3, 1996.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission by the Registrant are incorporated by reference in this Prospectus as of its effective date:

          a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; filed with the Commission on March 29, 1996;

          b. The Registrant's Quarterly Reprt on Form 10-Q for the quarter ended March 31, 1996;

          c. The description of the Common Stock set forth in the Registrant's registration statement on Form 8 as filed with the Securities and Exchange Commission, under Section 12 of the Exchange Act, including Amendment No. 4 thereto dated January 30, 1986, and any other amendment or report filed under the Exchange Act for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements and schedules of the Registrant incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements to the extent covered by consents filed with the Securities and Exchange Commission given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered hereby has been passed upon for the Registrant by Theodore A. Levine, Vice President and General Counsel of Registrant, who owns beneficially 55,888 shares of Registrant's Common Stock (of which 40,575 are Restricted Stock) and options to purchase 144,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors or officers of a corporation in certain circumstances. Under Article VII of the By-laws of the registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement No. 33-52695 on Form S-3 filed with the Securities and Exchange Commission on October 16, 1995, which Exhibit is incorporated herein by reference, the registrant has the power to and under certain circumstances is required to indemnify its directors or officers.

     The registrant also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933, as amended. The registrant also maintains fiduciary liability insurance for losses in connection with claims made against directors or officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Act of 1974 ("ERISA").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  4.1  Paine Webber Group Inc. 1994 Stock Award Plan
  4.2  Form of Stock Option Agreement
  4.3  Form of Restricted Stock Unit Agreement
  4.4  Form of Restricted Stock Agreement
    5  Opinion of Theodore A. Levine as to Legality of Securities being Registered
 23.1  Consent of Ernst & Young LLP
 23.2  Consent of Theodore A. Levine (set forth in Exhibit 5 Opinion)
   24  Power of Attorney (set forth on the signature pages of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on May 31, 1996.

                                         PAINE WEBBER GROUP INC.
                                               (Registrant)

                                          By       /s/ DONALD B. MARRON

                                            ------------------------------------
                                                      Donald B. Marron
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints DONALD B. MARRON, PIERCE R. SMITH and REGINA A. DOLAN, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                     DATE
- ------------------------------------------  -----------------------------------  -------------
      /s/    DONALD B. MARRON               Chairman of the Board, Chief         May 31, 1996
- ------------------------------------------    Executive Officer and Director
             Donald B. Marron                 (principal executive officer)

         /s/ REGINA A. DOLAN                Vice President and Chief Financial   May 31, 1996
- ------------------------------------------    Officer (principal financial and
             Regina A. Dolan                  accounting officer)

                                            Director                             May   , 1996
- ------------------------------------------
            T. Stanton Armour

      /s/ E. GARRETT BEWKES, JR.            Director                             May 31, 1996
- ------------------------------------------
          E. Garrett Bewkes, Jr.

         /s/   JOHN A. BULT                 Director                             May 31, 1996
- ------------------------------------------
               John A. Bult

          /s/   RETO BRAUN                  Director                             May 31, 1996
- ------------------------------------------
                Reto Braun

         /s/  FRANK P. DOYLE                Director                             May 31, 1996
- ------------------------------------------
              Frank P. Doyle

          /s/ NAOSHI KIYONO                 Director                             May 31, 1996
- ------------------------------------------
              Naoshi Kiyono

       /s/ JOSEPH J. GRANO, JR.             Director                             May 31, 1996
- ------------------------------------------
           Joseph J. Grano, Jr.

       /s/ JOHN E. KILGORE, JR.             Director                             May 31, 1996
- ------------------------------------------
           John E. Kilgore, Jr.

                SIGNATURE                                  TITLE                     DATE
- ------------------------------------------  -----------------------------------  -------------
      /s/    JAMES W. KINNEAR               Director                             May 31, 1996
- ------------------------------------------
             James W. Kinnear

      /s/   ROBERT M. LOEFFLER              Director                             May 31, 1996
- ------------------------------------------
            Robert M. Loeffler

       /s/ EDWARD RANDALL, III              Director                             May 31, 1996
- ------------------------------------------
           Edward Randall, III

       /s/    HENRY ROSOVSKY                Director                             May 31, 1996
- ------------------------------------------
              Henry Rosovsky

         /s/  YOSHINAO SEKI                 Director                             May 31, 1996
- ------------------------------------------
              Yoshinao Seki

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                  DESCRIPTION                                      PAGE
- ------   --------------------------------------------------------------------------  ------------
  4.1    Paine Webber Group Inc. 1994 Stock Award Plan.............................
  4.2    Form of Stock Option Agreement............................................
  4.3    Form of Restricted Stock Unit Agreement...................................
  4.4    Form of Restricted Stock Agreement........................................
  5      Opinion of Theodore A. Levine as to Legality of Securities being
         Registered................................................................
 23.1    Consent of Ernst & Young..................................................
 23.2    Consent of Theodore A. Levine (set forth in Exhibit 5 Opinion)............
 24      Power of Attorney (set forth on the signature pages of this Registration
         Statement)................................................................